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                                  EXHIBIT 99.1

         AGREEMENT dated as of November 2, 1999 between Tweedy, Browne Company LLC ("TBC"), a Delaware limited liability company ("TBC"), and TBK Partners, L.P., a Delaware limited partnership, ("TBK").

                                   WITNESSETH:

         WHEREAS, TBC and TBK may be deemed to have acquired, in the aggregate, beneficial ownership of more than five percent of the Common Stock (the "Common Stock") of Hollinger International Inc. (the "Company") and

         WHEREAS, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934 (the "Act"), a Statement on Schedule 13D must be filed by any person who acquires more than five percent of registered equity securities; and

         WHEREAS, in accordance with Rule 13d-1(f) of th Act, only one such Statement need be filed whenever two or more persons are required to file such a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         TBC and TBK do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Common Stock, and do hereby further agree that said Statement shall be filed on behalf of each of them. Northing herein, however, shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder) with respect to any securities of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


TWEEDY, BROWNE COMPANY LLC               TBK PARTNERS, L.P.


By: /s/ Christopher H. Browne            By: /s/ Christopher H. Browne
    --------------------------               --------------------------
    Christopher H. Browne                    Christopher H. Browne
    Member                                   General Partner